UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2021

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

440 Stevens Avenue, Suite 200

Solana Beach, CA 92075

(Address of principal executive offices, including zip code)

(858) 224-1000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Common Stock, $0.001 par value	ONVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2021, Jonathan Lieber, the President, Chief Financial Officer and Principal Financial Officer of Organovo Holdings, Inc. (the “Company”), notified the Company of his intent to resign, effective October 6, 2021, from his part-time role to pursue a full-time opportunity. Mr. Lieber’s resignation is not a result of any disagreement with the Company or any matter relating to its accounting or financial policies or procedures. The Company currently engages Danforth Advisors, a financial consulting firm, pursuant to the terms of that certain consulting agreement, dated August 25, 2020, as amended, by and between the Company and Danforth Advisors (“Danforth”), to provide CFO consulting services on a part-time basis for the Company (the “Consulting Agreement”). Mr. Lieber has been working for the Company part-time under that arrangement, while simultaneously working for other Danforth clients.  He is departing Danforth and all of his work for other clients as well to take on a single full-time role.  The hiring of part-time CFOs through Danforth can result in additional turn over at the CFO position and is not reflective of any issues or concerns at that position.  The Company believes it is in the best interest of stockholders to avoid the costs of a full time CFO at this stage of the Company’s business plan, despite the added turnover.  The Company employs full time internal senior Finance staff to assure continuity.  With Danforth’s assistance, the Company has selected a qualified successor as the Company’s President, Chief Financial Officer and Principal Financial Officer, pursuant to the Consulting Agreement.

On October 6, 2021, the Company’s Board of Directors appointed Thomas P. Hess, age 57, as the Company’s newly appointed President, Chief Financial Officer and Principal Financial Officer, effective October 6, 2021, in connection with the resignation of Mr. Lieber.

Mr. Hess, is currently under agreement with Danforth and he is a seasoned executive with significant experience in managing and leading teams as well as overseeing the financial and operational responsibilities of private and publicly traded life sciences companies. He has over twenty years of experience and has been a with Danforth since September 2021. Mr. Hess recently served as Chief Financial Officer and Senior Vice President of Finance of Genomind, Inc., until his retirement in May 2021. From September 2011 until its sale in April 2014, Mr. Hess served as Chief Financial Officer and Executive Vice President of Finance of The Keane Organization. Mr. Hess also previously served in various other capacities including, but not limited to, Chief Financial Officer and Senior Vice President of Yaupon Therapeutics, Inc.; Chief Financial Officer and Vice President, Finance of Adolor Corporation; Corporate Controller of Vicuron Pharmaceuticals, Inc.; and Senior Manager, Accounting and Audit of KPMG. Mr. Hess received his B.S. in accounting from The Pennsylvania State University and his MBA from Katz Graduate School of Business, University of Pittsburgh and is a Certified Public Accountant in the State of Pennsylvania. He currently serves on the Alumni Council of Penn State and is the Chairman of the Nittany Lion Club Annual Fund.

There are no transactions between Mr. Hess and the Company that would be reportable under Item 404(a) of Regulation S-K.  There also are no family relationships between Mr. Hess and any director or executive officer of the Company.

The Company has retained Mr. Hess through Danforth pursuant to the terms of that certain Consulting Agreement. Pursuant to the Consulting Agreement, the Company has agreed to pay Danforth $400.00 per hour of services provided by Mr. Hess. The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Consulting Agreement previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2020.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported on the Company’s Current Report on Form 8-K filed with the SEC on October 1, 2021, on September 29, 2021, the Company approved an amendment (the “Bylaws Amendment”) to Section 2.6 of the Company’s bylaws, as amended, to reduce the number of shares required to be present in person or represented by proxy at a meeting of its stockholders to constitute a quorum for the transaction business from a majority of the stock issued and outstanding and entitled to vote to one-third of the stock issued and outstanding and entitled to vote.

On October 5, 2021, the Company reconvened its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 8,705,358 shares of the Company’s common stock issued and outstanding as of the July 19, 2021 record date, 3,996,901 shares, or 45.91%, constituting a quorum, were represented at the Annual Meeting either virtually or by proxy.

A description of each proposal voted upon at the Annual Meeting is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 5, 2021 (the “Proxy Statement”). Set forth below is a brief description of each proposal voted upon at the Annual Meeting and the voting results with respect to each proposal.

(1) Election of Director. The Company’s stockholders elected Alison Tjosvold Milhous as a Class I director to hold office until the 2024 Annual Meeting of Stockholders and until her successor is elected and qualified. The following table shows the tabulation of the votes cast “For” and “Withheld” Ms. Milhous as well as the “Broker Non-Votes” submitted for this proposal:

Director	For	Withheld	Broker Non- Votes
Alison Tjosvold Milhous	1,607,357	645,852	1,743,692

(2) Ratification of Auditors. The Company’s stockholders ratified the appointment of Mayer Hoffman McCann P.C.as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2022. The following table shows the tabulation of the votes cast “For” and “Against” this proposal as well as the “Abstentions” submitted for this proposal:

For	Against	Abstentions
3,866,235	86,640	44,026

(3)Advisory Vote on the Compensation of Named Executive Officers. The Company’s stockholders, on a non-binding, advisory basis, approved the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The following table shows the tabulation of the votes cast “For” and “Against” this proposal as well as the “Abstentions” and “Broker Non-Votes” submitted for this proposal:

For	Against	Abstentions	Broker Non- Votes
1,504,249	696,634	52,326	1,743,692

(4)Amendment and Restatement of the Plan. The Company’s stockholders approved an amendment and restatement of the Company’s Amended and Restated 2012 Equity Incentive Plan, as described in the Proxy Statement. The following table shows the tabulation of the votes cast “For” and “Against” this proposal as well as the “Abstentions” and “Broker-Non-Votes” submitted for this proposal:

For	Against	Abstentions	Broker Non- Votes
1,425,851	788,412	38,946	1,743,692

No other items were presented for stockholder approval at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Organovo Holdings, Inc. Amended and Restated 2012 Equity Incentive Plan (As Amended & Restated on October 5, 2021)

10.2

Consulting Agreement dated August 25, 2020 by and between Company and Danforth Advisors LLC (incorporated by reference from Exhibit 10.2 to the Company’s Quarterly Report on Form 10Q, as filed with the SEC on November 5, 2020)

10.3	Amendment #5 dated October 4, 2021 to Consulting Agreement dated August 25, 2021 by and between Company and Danforth Advisors LLC

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2021	ORGANOVO HOLDINGS, INC.

	By:	/s/ Keith Murphy
Keith Murphy
Executive Chairman